RCM TECHNOLOGIES, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of July 8, 2009 (the “Date of Grant”), is delivered by RCM Technologies, Inc. (“RCM”) to Leon Kopyt (the “Grantee”).

RECITALS

The RCM Technologies, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of RCM. The Compensation Committee (the “Committee”) of the Board of Directors of RCM (the “Board”) has decided to make this nonqualified stock option grant as an inducement for the Grantee to promote the best interests of RCM and its stockholders. If the Grantee is a non-employee member of the Board, all references in this Agreement to the “Committee” shall be deemed to refer to the Board. A copy of the Plan is attached.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.

Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, RCM hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase 75,000 shares of common stock of RCM (“Shares”) at an exercise price of $1.73 per Share. The Option shall become exercisable according to Paragraph 2 below.

2.

Exercisability of Option. The Option shall become exercisable on the following dates, if the Grantee is employed by, or providing service to, the Company (as defined in the Plan) on the applicable date (each, a “Vesting Date”):

                                                         Shares for Which the Option is

                 Vesting Date                    Exercisable as of Vesting Date

July 8, 2010                            75,000

In the event of a Change of Control (as defined herein) the Option in its entirety (all 75,000 shares) immediately and simultaneously at the Change of Control occurs become exercisable at any time, and from time to time, in whole or in part.

A Change in Control shall be deemed to have occurred if:

(a)     any of events occur that fit the description of a Change of Control as defined in the Plan;

         (b)     Leon Kopyt terminates as Chairman of the Board or Chief Executive Officer for any reason whatsoever, including but not limited to Kopyt's death or disability (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, within the meaning of the Company’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee);

(c)     RCM completes an equity offering of 1,000,000 or more shares of common stock.

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.	Term of Option.

(a)     The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)     If Grantee ceases to be an employee of the Company by reason of: (a) the death or disability of Grantee within the meaning of Section 22(e) of the Code; (b) his voluntary resignation;(c) the termination of his employment by the Company for Good and Sufficient Cause; or(d) the termination of his employment by the Company for any other

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.

4.	Exercise Procedures.

(a)     Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving RCM written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash or by certified or cashier’s check, (ii) with the approval of the Committee, by delivering Shares of RCM, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of RCM to exercise the Option.

(b)     The obligation of RCM to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as RCM counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)     All obligations of RCM under this Agreement shall be subject to the rights of RCM as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit the Grantee to satisfy such tax withholding obligation with respect to such excess amount by providing that the Grantee may elect to deliver to RCM Shares owned by the Grantee that have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to RCM.

5.

Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Option shall fully vest pursuant to Paragraph 2.

6.	Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.

Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of RCM and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.	No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9.

No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.	Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, RCM may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of RCM hereunder shall extend to any successors or assigns of RCM and to RCM’s parents, subsidiaries, and affiliates. This Agreement may be assigned by RCM without the Grantee’s consent.

11.	Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws provisions thereof.

12.

Notice. Any notice to RCM provided for in this instrument shall be addressed to RCM in care of the Chief Financial Officer at the corporate headquarters of RCM, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

        IN WITNESS WHEREOF, RCM has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

WITNESS                                           RCM TECHNOLOGIES, INC.

By:                                                       By: /s/ Lawrence Needleman

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:                                                 Date:

                Leon Kopyt